UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 18, 2008
Spirit AeroSystems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)
3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices)(zip code)
(316) 526-9000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On March 18, 2008, Spirit AeroSystems Holdings, Inc. (“Spirit Holdings”) entered into an amendment (the “Amendment”), dated as of March 18, 2008, to its Second Amended and Restated Credit Agreement dated as of November 27, 2006 (as amended), among Spirit AeroSystems, Inc. (“Spirit”), as Borrower, Spirit Holdings, as Parent Guarantor, the Lenders referred to therein, Citicorp North America, Inc., as Administrative Agent, Citigroup Global Markets Inc., as Sole Lead Arranger and Bookrunner, The Bank of Nova Scotia and Royal Bank Of Canada, as Co-Arrangers and Co-Syndication Agents, The Bank Of Nova Scotia, as Issuing Bank, and Export Development Canada and Caisse de Dépôt et Placement due Québec, as Co-Documentation Agents (the “Second Amended and Restated Credit Agreement”).
     As a result of the Amendment, the revolving credit facility (the “Revolver”) and the $700 million term loan B were amended to, among other things, (i) increase the amount of the Revolver from $400 million to $650 million, (ii) increase the amount of indebtedness Spirit and its subsidiaries can incur on a consolidated basis to finance acquisition of capital assets from $75 million to $200 million, (iii) add a provision allowing Spirit and Spirit Holdings to have additional indebtedness outstanding of up to $300 million, (iv) add a provision allowing Spirit and its subsidiaries on a consolidated basis the ability to make investments in joint ventures not to exceed a total of $50 million at any given time, and (v) modify the definition of “Change of Control” to exclude certain circumstances that previously would have been considered a Change of Control.
     The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
     The Company also issued a press release regarding the foregoing matters that is included herein as Exhibit 99.1.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The response to Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
10.1	Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated March 18, 2008, among Spirit AeroSystems, Inc. (f/k/a Mid-Western Aircraft Systems, Inc.), Spirit AeroSystems Holdings, Inc. (f/k/a Mid-Western Aircraft Systems Holdings, Inc.), the guarantors party thereto, Citicorp North America, Inc. and the other lenders party thereto.

99.1	Press Release dated March 19, 2008

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
Date: March 19, 2008	/s/ Gloria Farha Flentje
Gloria Farha Flentje
Vice President, General Counsel and Secretary